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                  FINANCIAL SERVICES ACQUISITION CORPORATION
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON      , 1996

   The undersigned hereby appoints Gilbert D. Scharf and Michael J. Scharf as Proxies, each with the power to appoint such stockholder's substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated below, all of the shares of the Common Stock, par value $0.001 per share ("FSAC Common Stock"), of Financial Services Acquisition Corporation
("FSAC") held of record by the undersigned on      , 1996 at the Special
Meeting of Stockholders to be held on      , 1996 at 10:00 a.m. local time
and any and all adjournments or postponements thereof. Any and all proxies heretofore given are hereby revoked.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.
1. Proposal 1 -- Approval and adoption of the Agreement and Plan of Merger, dated March 8, 1996, among FSAC, EBIC Acquisition Corp., a wholly owned subsidiary of FSAC ("Merger Sub") and Euro Brokers Investment Corporation ("EBIC"), providing for the merger of Merger Sub with and into EBIC (the "Merger"), with EBIC being the surviving corporation.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
2. Proposal 2 -- Election of Directors (subject to satisfaction of all conditions to consummation of the Merger, including Proposal 5 below) -- Nominees are (x) Class I Directors (initial one year term) -- William D. Birch and James W. Stevens, (y) Class II Directors (initial two-year term) -- Frederick B. Whittemore, Donald R. A. Marshall and Denis Martin, and (z) Class III Directors (initial three year term) -- Gilbert D. Scharf, Michael
J. Scharf and Larry S. Kopp.
 [ ] FOR all Nominees, for their initial designated terms [ ] WITHHOLD
                      AUTHORITY to vote for all Nominees
3. Proposal 3 -- Name Change Amendment (subject to satisfaction of all other conditions to consummation of the Merger) --approval of an amendment to FSAC's Certificate of Incorporation to change the name of FSAC to "Financial Services Corporation."
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.
               (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)







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4. Proposal 4 -- Additional Company Stock Amendment (subject to satisfaction of all other conditions to consummation of the Merger) -- approval of an amendment to FSAC's Certificate of Incorporation to increase the number of authorized shares of FSAC Common Stock to 30,000,000.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
5. Proposal 5 -- Amendment to Article Sixth (subject to satisfaction of all other conditions to consummation of the Merger) -- approval of an amendment to FSAC's Certificate of Incorporation to (x) divide the Board of Directors into three classes serving staggered terms, (y) eliminate stockholder's ability to act by written consent and (z) restrict the ability to call special meetings of stockholders to the Chairman and the President of FSAC or to an affirmative vote of a majority of the Board of Directors.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
6. Proposal 6 -- FSAC Option Plan (subject to satisfaction of all other conditions to consummation of the Merger) --approval of the adoption of the FSAC Option Plan.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
7. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and any and all adjournments or postponements thereof.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.
                                                  Dated:          , 1996
                                                  -------------------------
                                                          Signature
                                                  -------------------------
                                                  Signature if held jointly

                                                  Please sign exactly as
                                                  your name appears herein.
                                                  If shares are held jointly
                                                  tenants, both must sign.
                                                  When signing as an attorney,
                                                  executor, administrator,
                                                  trustee, or guardian, give
                                                  your full title as such. If
                                                  shares are held by a
                                                  corporation, the corporation's
                                                  president or other authorized
                                                  officer must sign using the
                                                  corporation's full name. Of
                                                  shares are held by a
                                                  partnership, an authorized
                                                  person must sign using the
                                                  partnership's full name.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.